EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-8 of our report dated March 7, 2004, relating to the consolidated financial statements of Boots & Coots International Well Control, Inc. and subsidiaries, which appears on page F-1 in Boots & Coots International Well Control, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 and filed with the Securities and Exchange Commission on March 30, 2004.


/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
      (formerly Mann Frankfort Stein & Lipp CPAs, L.L.P.)

Houston, Texas
September 28, 2004


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